                                                                       Exhibit F

[LOGO] JPMorgan Private Bank


                            GRID TIME PROMISSORY NOTE
                                     (PRIME)

$20,000,000                                        Dated as of November 27, 2002

               For value received, Joseph Neubauer (the "Borrower") hereby promises to pay to the order of JPMorgan Chase Bank (the "Bank") at its office at 345 Park Avenue, New York, New York 10154-1002 for the account of the lending office of the Bank, the principal amount of each loan made by the Bank to the Borrower or, if less, the aggregate unpaid principal amount of all loans made to the undersigned by the Bank and outstanding under this Note (the "Loans"), up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) on November 27, 2003 (the "Final Maturity Date").

               The Borrower promises to pay interest on each Interest Payment Date on the unpaid balance of the principal amount of each such Loan from and including the date of such Loan to but excluding the date of its repayment at a floating rate per annum equal to the Prime Rate minus 1.75%. After the occurrence of an Event of Default, principal shall bear interest from and including the date of such Event of Default until paid in full at a rate per annum equal to the Default Rate, such interest to be payable on demand. Interest shall be payable on the relevant Interest Payment Date and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

               All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a non-Banking Day shall be included in the computation of interest. The date and amount of each Loan evidenced hereby and all payments of principal thereof shall be recorded by the Bank on its books and, at the discretion of the Bank prior to any transfer of this Note at any other time, may be endorsed by the Bank on a schedule. Any such endorsement shall be conclusive absent manifest error. The Bank may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when due to any deposit account of the Borrower with the Bank. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

               1. Definitions. The terms listed below shall be defined as follows;

               "Account Assets" shall mean a11 shares of ARAMARK Corporation common stock, or other liquid assets acceptable to the Bank, which are free and clear of any and all encumbrances and maintained with the Bank.

               "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

               "Default Rate" means a rate per annum equal to a floating rate of 2% above the rate of interest otherwise payable (including any margin).

               "Event of Default" means an event described in Section 6.

               "Facility Documents" shall mean this Note, any line of credit offer letter and any other documents, instruments, or agreements delivered as security or collateral for, or a guaranty of, the Loans, or in connection with, or as support for, any of the foregoing, whether by the Borrower or a Third Party, and any updates or renewals thereof.

               "Head Office" shall mean the head office of the Bank, currently located at 270 Park Avenue, New York, New York 10017.

               "Interest Payment Date" shall mean (i) the last Banking Day of each calendar month; and (ii) on any payment of principal.

               "Net Market Value" shall mean the market value of the Account Assets determined by utilizing the "bid", "close" or "sale" price for the Account Asset in question as it appears in the most current issue of The Wall Street Journal or such other source as Bank, in its sole discretion, deems appropriate; provided, however, that the Net Market Value of the Account Assets that consists of ARAMARK Corporation stock shall be zero at any time during which the trading price or the bid price (whichever is lower) of the stock is less than $7.50 per share.

               "Prime Rate" shall mean that rate of interest from time to time announced by the Bank at the Head Office as its prime commercial lending rate.

               "Third Party" shall mean any party liable with respect to, or otherwise granting support for, this Note, whether by guaranty, subordination, grant of security or otherwise.

               2. Borrowings and Prepayments. The Borrower shall give the Bank notice of each borrowing request by 12:00 noon New York City time on the date of each requested borrowing; provided that no Loan shall be in an amount equal to less than $30,000. The Borrower shall have the right to make prepayments of principal at any time or from time to time provided that (i) the Borrower shall give the Bank irrevocable notice of each prepayment by 12:00 noon New York City time on the date of prepayment and (ii) all prepayments shall be in a minimum amount equal to the lesser of $30,000 or the unpaid principal amount of this Note.

               3. Additional Costs. The Borrower shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Note or thereafter) of any court or governmental or monetary authority of capital in respect of the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).

               4.   Covenants. The Borrower covenants and agrees that:

               (a) the Borrower shall maintain at all times Account Assets having a Net Market Value at least equal to 2.5 times the aggregate amount of Loans outstanding;
               (b) the Borrower shall not incur or permit to exist any indebtedness (including, but not limited to, guarantees), other than (i) indebtedness hereunder or indebtedness listed on the financial statements of the Borrower dated June 30, 2001, (ii) indebtedness owing to the Bank, and (iii) other indebtedness not to exceed $5,000,000 in the aggregate outstanding at any time;
               (c) the Borrower shall not create, incur, assume or suffer to exist any lien or other encumbrance upon or with respect to any of the Account Assets; and
               (d) the Borrower shall furnish to the Bank any financial information that the Bank may reasonably request from time to time promptly upon the Bank's request.

               5.   Representations. The Borrower represents and warrants that:

               (a) the Facility Documents executed by the Borrower constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity;

               (b) the execution, delivery and performance by the Borrower of the Facility Documents and all other documents contemplated hereby or thereby, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of the Borrower pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to any Facility Document) to which the Borrower is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;
               (c) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the Borrower of any Facility Document; and
               (d) there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving: (i) the Borrower that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the Borrower; (ii) any material part of the assets or properties of the Borrower or any part of the collateral (if any) under any Facility Document; or (iii) any of the transactions contemplated in the Facility Documents. There are currently no material judgments entered against the Borrower and the Borrower is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the Borrower.

Each borrowing request by the Borrower under this Note shall constitute a representation and warranty that the statements above are true and correct both on the date of such request and on the date of the borrowing. Each borrowing request shall also constitute a representation that no Event of Default has occurred and is continuing or would result from such borrowing.

               6. Events of Default. If any one or more of the following events shall occur and be continuing (each an "Event of Default"):

               (a) the Borrower shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;
               (b) any representation or warranty made or deemed made by the Borrower in this Note or by the Borrower or any Third Party in any Facility Document to which it is a party, or in any certificate, document, opinion or financial or other statement furnished under or in connection with a Facility Document, shall prove to have been incorrect in any material respect on or after the date hereof;
               (c) the (i) Borrower shall fail to perform or observe Sections 4(a) and 4(d) hereof and such failure shall continue unremedied for a period of at least three business days after the earlier to occur of the Borrower obtaining knowledge of such failure or the date notice of such failure is given by the Bank, or (ii) Borrower or any Third Party shall fail to perform or observe any other term, covenant or agreement contained in any Facility Document on its part to be performed or observed;
               (d) the Borrower or any Third Party shall fail to pay when due any of its material indebtedness (including, but not limited to, indebtedness for borrowed money) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise);
               (e) the Borrower or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 90 days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);
               (f) the Borrower or any Third Party shall be adjudged incompetent or otherwise incapacitated by a court of competent jurisdiction, die, dissolve or for any reason cease to be in existence or shall merge or consolidate;

or if the Borrower or any Third Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member, respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate;
               (g) the Borrower or any Third Party is involved in a proceeding which may result in a forfeiture of all or a substantial part of the Borrower's or any Third Party's assets or a material judgment is entered against the Borrower or any Third party;
               (h) there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the Borrower; or
               (i) any Facility Document granting a security interest at any time and for any reason shall cease to create a valid and perfected first priority security interest in and to the property purported to be subject to the Facility Document or ceases to be in full force and effect or is declared null and void, or the validity or enforceability of any Facility Document is contested by any party to the Facility Document, or such signatory to the Facility Document denies it has any further liability or obligation under the Facility Document;

THEN, the Bank may, by notice to the Borrower, declare the unpaid principal amount of this Note, accrued interest thereon and all other amounts payable under this Note due and payable whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the case of an Event of Default described in clause (e) above, the unpaid principal amount of this Note, accrued interest and other amounts payable under this Note shall be immediately due and payable.

               7. Expenses. The Borrower agrees to reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, fees and charges of counsel and costs allocated by internal legal counsel) in connection with the preparation or modification of the Facility Documents, performance or enforcement of the Facility Documents, or the defense or prosecution of any rights of the Bank pursuant to any Facility Documents.

               8. Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States federal court sitting in New York City over any action or proceeding arising out of this Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be held and determined in such New York State or federal court. The Borrower further agrees that any action or proceeding brought against the Bank may be brought only in a New York State or United States federal court sitting in New York county. The Borrower hereby further irrevocably consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Borrower at its address specified on the signature page hereof, or at the Borrower's most recent mailing address as set forth in the records of the Bank.
               The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

               9.   Waiver of Jury Trial.

               THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

               10. Miscellaneous. (a) The provisions of this Note are intended to be severable. If for any reason any provisions of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.
               (b) No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the

Borrower and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
               (c) No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
               (d) As used herein, the term Borrower shall include all signatories hereto, if more than one. In such event, the obligations, representations and warranties of the Borrower hereunder shall be joint and several. This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any of its obligations hereunder without the prior written consent of the Bank.
               (e) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.
               (f) Unless otherwise agreed in writing, every notice and communication under this Note or any of the other Facility Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the address set forth on the signature page hereof. Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three
(3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.
               (g) The obligations of the Borrower under Sections 3, 7, 8, and 9 hereof shall survive the repayment of the Loans.
               (h) This Note does not create and shall not be construed to create any contractual commitment to lend by the Bank.
               (i) Each reference herein to the Bank shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall inure. Each reference herein to the Borrower shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, all of whom shall be bound by the provisions hereof.

               11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, provided that such choice of law is not intended to limit the maximum rate of interest which may be charged or collected by the Bank hereunder if the Bank may, under the laws applicable to it, charge or collect interest at a higher rate than is permissible under the laws of said State.

               12. Prior Note. The Borrower agrees that the Bank has accepted this Note to supersede and replace the loans made under the Borrower's September 25, 2001 Promissory Note held by the Bank. The Borrower agrees that all amounts shown outstanding on the books and records of the Bank under such prior note shall be deemed outstanding under this Note as of the date hereof.

Address for notices to the
Bank:

JPMorgan Chase Bank
345 Park Avenue
New York, New York 10154-1002
Attn: Thomas Clarke
Telecopier: 212-464-2531
Telephone: 212-464-0423

/s/ Joseph Neubauer
-------------------------------
Name: JOSEPH NEUBAUER


Address for notices:


-------------------------------

-------------------------------

-------------------------------

REPORTING BURDEN
Public reporting burden for this collection of information is estimated to average 4.2 minutes (0.07 hours) per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate. Including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, D.C.20503.

                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                 STATEMENT OF PURPOSE FOR AN EXTENSION OF CREDIT
                             SECURED BY MARGIN STOCK

                               JPMorgan Chase Bank
                               -------------------
                                  Name of Bank

                           (Federal Reserve Form U-1)

     This form is required by law (15 U.S.C. (S)(S)78g and 78w; 12 CFR 221).

INSTRUCTIONS

1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board's List of Marginable OTC Stocks; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and
     (4) shares of mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3.   Please print or type (if space is inadequate, attach separate sheet).

PART 1. To be completed by borrower(s).

1.   What is the amount of the credit being extended? $20,000,000
                                                      --------------------------

2.   Will any part of this credit be used to purchase or carry margin stock?
                                                                  [_] Yes [X] No

If the answer is "no", describe the specific purpose of the credit. [ILLEGIBLE],
                                                                   -------------

real estate, improvements and alterations
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I (we) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered and not stolen, forged or counterfeit.

Signed:                                     Signed:

/s/ Joseph Neubauer           11/27/02
---------------------------------------     ------------------------------------
Borrower's Signature          Date          Borrower's Signature        Date


                Joseph Neubauer
---------------------------------------     ------------------------------------
Print or Type Name                           Print or Type Name

                     This Form should not be signed if blank

        A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X,
                        "Borrowers of Securities Credit".

PART II. To be completed by bank only if the purpose of the credit is to purchase or carry margin stock (Part 1(2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

--------------------------------------------------------------------------------------------------------------
  No. of            Issue             Market price per          Date and source of       Total market value
  shares                                    share                   valuation                 per issue
                                                                 (See note below)
--------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

--------------------------------------------------------------------------------------------------------------
 Principal          Issue               Market price            Date and source of     Total market value per
  amount                                                            valuation                  issue
                                                                 (See note below)
--------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------

3. List other collateral including nonmargin stock securing this credit.

--------------------------------------------------------------------------------------------------------------
               Describe briefly         Market price            Date and source of           Good faith
                                                                    valuation                loan value
                                                                 (See note below)
--------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------

Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

PART III. To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank      I have or will cause to have examined the written
and understand that this credit secured by margin      consent of the registered owner to pledge such
stock may be subject to the credit restrictions of     securities. I further certify that any securities
Regulation U. I have read this form and any            that have been or will be physically delivered to
attachments, and I have accepted the customer's        the bank in connection with this credit have been
statement. In Part I in good faith as required by      or will be examined, that all validation
Regulation U': and I certify that to the best of       procedures required by bank policy and the
my knowledge and belief, all the information given     Securities Exchange Act of 1934 (section 17(f), as
is true, accurate, and complete. I also certify        amended) have been or will be performed, and that
that if any securities that directly secure the        I am satisfied to the best of my knowledge and
credit are not or will not be registered in the        belief that such securities are genuine and not
name of the borrower or its nominee,                   stolen or forged and their faces have not been
                                                       altered.

                                                       Signed:

     12/3/02                                                    Thomas R. Clarke
--------------------------------------------           ---------------------------------------------
Date                                                   Bank officer's signature


     VP                                                         Thomas R. Clarke
--------------------------------------------           ---------------------------------------------
Title                                                  Print or type name

* To accept the customer's statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

  This form must be retained by the lender for three years after the credit is extinguished.